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                                                                    EXHIBIT 23.3

      CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated April 23, 1999, included as exhibit to F.N.B. Corporation's Annual Report on Form 10-K filed March 13, 2000, with respect to our audits of the financial statements of Guaranty Bank & Trust Company for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm as experts under the caption "Experts."

/s/ Bobbitt, Pittenger & Company, P.A.

BOBBITT, PITTENGER & COMPANY, P.A.
Sarasota, Florida
February 2, 2001